UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2008

HECLA MINING COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8491	77-0664171
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 North Mineral Drive, Suite 200

Coeur d’Alene, Idaho 83815-9408

(Address of Principal Executive Offices) (Zip Code)

(208) 769-4100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 21, 2008, Rio Grande Silver, Inc. (“Rio), a wholly-owned subsidiary of Hecla Mining Company (“Hecla”), entered into an Exploration, Development and Mine Operating Agreement (the “Agreement”) with Emerald Mining & Leasing, LLC (“EML”) and Golden 8 Mining, LLC (“G8”). Under the terms of the Agreement, Rio would participate with EML and G8 in the exploration, evaluation and possible development and mining of mineral resources on certain properties in Mineral County, State of Colorado (the “Assets”). EML, G8 and Rio manage and operate the Assets under the name of “San Juan Silver Mining Joint Venture” (the “Venture”).

As part of their contribution to the Venture, EML and G8 contributed the Assets, which was valued at $9,428,571 ($4,714,286 each to EML and G8) at the Agreement date. In return, EML and G8 each received 463,858 unregistered shares of Hecla common stock, which together, was valued at $8,900,000 at the Agreement date. The Agreement also provided for the incurrence of qualifying expenses by Rio pursuant to certain terms under the Agreement and the issuance of $2,000,000 in additional shares of Hecla common stock (which may be restricted as that term is defined under Rule 144) on or before the first anniversary of the Agreement date. The Agreement is incorporated herein by reference hereto from Exhibit 2.1.

On October 24, 2008, Rio entered into an amendment to the Agreement (the “Amendment”). The Amendment delays the incurrence of the qualifying expenses to be paid by Rio under the Agreement. Pursuant to the Amendment, Rio must now incur $9,000,000 in qualifying expenses on or before the fourth anniversary of the Agreement date and incur $12,000,000 in qualifying expenses on or before the fifth anniversary of the Agreement date, extending the payment dates under the Agreement for such qualifying expenses from the second anniversary and the third anniversary of the Agreement date, respectively. Rio no longer is required to incur the initial $6,000,000 in qualifying expenses on or before the first anniversary of the Agreement date. Additionally, the Amendment requires that Hecla issue to EML and GL $2,000,000 (1,000,000 to each) in unregistered shares of Hecla common stock (which may be restricted as that term is defined under Rule 144) by no later than November 1, 2008. The Agreement originally required such issuance on or before the first anniversary of the Agreement date. The Amendment also provides that upon the issuance by Hecla of the $2,000,000 in unregistered shares of Hecla common stock, Rio will cause Hecla to guarantee certain indemnification obligations of EML and G8 up to a maximum liability of $2,500,000 pursuant to a conditional limited guaranty to be entered by Hecla. The Amendment is incorporated herein by reference hereto from Exhibit 2.2.

The Agreement and the Amendment are incorporated by reference herein to provide you with information regarding its terms. They are not intended to provide any other factual information about us. Such information can be found elsewhere in other public filings we have made with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

The Agreement, as amended, contains representations and warranties we made. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that we have exchanged in connection with signing the Agreement and the Amendment. While we do not believe that they contain information securities laws require us to publicly disclose other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Agreement, as amended. Accordingly you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified in important part by the underlying disclosure schedules.

The disclosure schedules contain information that has been included in our general prior public disclosures, as well as potential additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
2.1	Exploration, Development and Mining Operating Agreement, dated February 21, 2008, by and among Emerald Mining & Leasing, LLC, Golden 8 Mining, LLC, and Rio Grande Silver, Inc. Filed as Exhibit 2.1 to registrant’s Current Report on Form 8-K filed on February 26, 2008 (File No. 1-8491), and incorporated herein by reference.

2.2	First Amendment to that certain Exploration, Development and Mine Operating Agreement dated February 21, 2008, between Emerald Mining & Leasing, LLC, Golden 8 Mining, LLC, and Rio Grande Silver, Inc. by and among Emerald Mining & Leasing, LLC, EML, Emerald Ranch Limited Liability Company, Brian F. Egolf, Golden 8 Mining, LLC, and Rio Grande Silver, Inc.*

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 30, 2008

Hecla Mining Company

By:	/s/ James A. Sabala
James A. Sabala
Senior Vice President & Chief Financial Officer

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